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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated September 11, 1998 (except for certain matters discussed in Note 2 as to which the date is September 28, 1998), relating to the balance sheet of Correctional Management Services Corporation as of September 11, 1998 and to all references to our Firm included in this registration statement on Form S-3.

                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
January 8, 1999